Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-313-1732

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES FIRST QUARTER 2022 RESULTS

Company records double-digit revenue growth; issues second quarter Revenue and Adjusted EBITDA guidance and affirms full year 2022 Revenue and Adjusted EBITDA guidance; announces planned exit of Russia business

TAMPA, FL - May 12, 2022 - Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced its results for the first quarter ended April 2, 2022.

(Unless stated otherwise, all first quarter 2022 comparisons are relative to the first quarter of 2021; all information is in U.S. dollars.)

FIRST QUARTER HIGHLIGHTS

•	Revenue increased 10% to $526 million compared to $478 million (increased 14% excluding the exit of the single-use retail bottled water business in North America and the impact of foreign exchange).

•	Reported net loss and net loss per diluted share were $7 million and $0.04, respectively, compared to reported net loss and net loss per diluted share of $10 million and $0.06, respectively. Adjusted net income and adjusted net income per diluted share were $14 million and $0.09, respectively, compared to adjusted net income and adjusted net income per diluted share of $9 million and $0.06, respectively.

•	Adjusted EBITDA increased 15% to $88 million compared to $76 million and Adjusted EBITDA margin increased 80 basis points to 16.7%.

•	Company reiterates revenue growth expectation of 9% to 10% in 2022, adjusted for the exit of North America single-use retail bottled water business. Fiscal year 2022 Adjusted EBITDA outlook remains between $410 million and $420 million.

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	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	April 2, 2022	April 3, 2021	Y/Y Change
Revenue, net	$526.1	$478.4	10%
Net loss	$(6.7)	$(10.2)	$3.5
Net loss per diluted share	$(0.04)	$(0.06)	$0.02
Adjusted net income	$13.9	$9.3	$4.6
Adjusted net income per diluted share	$0.09	$0.06	$0.03
Adjusted EBITDA	$87.9	$76.2	15%
Adjusted EBITDA margin %	16.7%	15.9%	80	bps

“I am very pleased with our performance in the first quarter of 2022, having delivered double digit revenue growth vs. the prior year. Strong customer demand continued, led by our Water Direct/Exchange business. Our customer base increased organically, and customer retention rates improved once again as we worked diligently to enhance the overall customer experience. I am proud of the efforts of our team and am pleased with everyone’s continued commitment to safety, customer satisfaction and growth,” said Tom Harrington, Chief Executive Officer.

“Our first quarter performance gives us confidence in achieving our 2022 outlook of 9% to 10% revenue growth (adjusted for the planned exit of the North American single-use retail bottled water business) and Adjusted EBITDA of between $410 million and $420 million dollars. We are also confident in our long-term outlook for high single digit organic revenue growth and Adjusted EBITDA approaching $525 million for 2024,” said Mr. Harrington.

OUTLOOK

Primo is targeting the following results from continuing operations for the second quarter and full year 2022:

	Q2 2022		FY 2022
	Range		Range
($ in millions)	Low	High	Low	High
Revenue	$540	$560	9%[1]	10%[1]
Adjusted EBITDA	$100	$110	$410	$420
Cash Taxes			~ $10
Interest			~ $60
Cap-Ex			~ $200

1Adjusted for the exit of North America single-use retail bottled water business and including revenue from 2021 tuck-in acquisitions. Assumes current FX rates.

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FIRST QUARTER 2022 RESULTS CONFERENCE CALL

Primo will host a conference call, to be simultaneously webcast, on Thursday, May 12, 2022, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

First Quarter 2022 Earnings Conference Call

North America: (888) 664-6392

International: (416) 764-8659

Conference ID: 27455088

This is a live, listen-only dial-in telephone line.

A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

RUSSIA UPDATE

Primo today announced it has decided to exit Russia and expects to complete the exit over the next 60 to 90 days. Primo has a small presence in Russia, with 2021 revenues of approximately $14 million and Adjusted EBITDA of approximately $3 million.

FIRST QUARTER GLOBAL PERFORMANCE

•	Revenue increased 10% to $526 million compared to $478 million (increased by 14% excluding the exit of the single-use retail bottled water business in North America and the impact of foreign exchange). The increase was driven by customer growth, increased demand across our customer base, pricing actions, and the benefit from tuck-in acquisitions, partially offset by the planned exit from the single-use retail bottled water business in North America and foreign exchange headwinds. Revenue growth by channel is tabulated below:

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	For the Three Months Ended
(in millions of U.S. dollars)	April 2, 2022	April 3, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$337.3	$287.6	$49.7	17%
Water Refill/Water Filtration	50.9	53.0	(2.1)	-4%
Other Water	50.4	56.3	(5.9)	-10%
Water Dispensers	14.2	15.0	(0.8)	-5%
Other	73.3	66.5	6.8	10%
Revenue, net as reported	$526.1	$478.4	$47.7	10%
Less: Single-use retail bottled water business in North America	(26.6)	(36.9)	10.3	-28%
Adjusted revenue	$499.5	$441.5	$58.0	13%
Foreign exchange impact	4.6	—	4.6	n/a
Adjusted revenue excluding foreign exchange impact	$504.1	$441.5	$62.6	14%

•	Gross profit increased 13% to $300 million compared to $265 million. Gross margin grew by 160 basis points to 56.9% compared to 55.3%, driven by pricing actions, Water Direct volume growth and the exit of single-use retail bottled water business in North America, partially offset by foreign exchange headwinds.

•	SG&A expenses increased 12% to $278 million compared to $248 million. The increase was driven by higher selling and operating costs supporting the volume and revenue growth of the business as well as general inflationary cost increases.

•	Reported net loss and net loss per diluted share were $7 million and $0.04, respectively, compared to reported net loss and net loss per diluted share of $10 million and $0.06, respectively. Adjusted net income and adjusted net income per diluted share were $14 million and $0.09, respectively, compared to adjusted net income and adjusted net income per diluted share of $9 million and $0.06, respectively.

•	Adjusted EBITDA increased 15% to $88 million compared to $76 million. Adjusted EBITDA margin increased by 80 basis points to 16.7%, driven primarily by pricing actions, increased demand for products and services across our customer base and the exit of single-use retail bottled water business in North America.

•	Net cash provided by operating activities of $24 million, less $41 million of capital expenditures and additions to intangible assets, resulted in ($17) million of free cash flow, or ($13) million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $6 million in the prior year.

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FIRST QUARTER REPORTING SEGMENT PERFORMANCE

North America

•	Revenue increased 9% to $397 million (increased by 13% excluding the single-use retail bottled water business) driven by customer growth, pricing actions, and increased demand for products and services from residential and business-to-business customers, partially offset by the planned exit from the single-use retail bottled water business and a decline in water refill and water dispensers.

	For the Three Months Ended
(in millions of U.S. dollars)	April 2, 2022	April 3, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$278.3	$238.8	$39.5	17%
Water Refill/Water Filtration	42.2	45.1	(2.9)	-6%
Other Water	34.0	40.9	(6.9)	-17%
Water Dispensers	14.2	15.0	(0.8)	-5%
Other	28.4	25.7	2.7	11%
Revenue, net as reported	$397.1	$365.5	$31.6	9%
Less: Single-use retail bottled water business in North America	(26.6)	(36.9)	10.3	-28%
Adjusted revenue	$370.5	$328.6	$41.9	13%
Foreign exchange impact	—	—	—	n/a
Adjusted revenue excluding foreign exchange impact	$370.5	$328.6	$41.9	13%

Rest of World (“ROW”)

•	Revenue increased 14% to $129 million (increased 18% excluding the impact of foreign exchange) driven by increased demand for our products and services from residential and business-to-business customers and tuck-in acquisitions, partially offset by foreign exchange impact.

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	For the Three Months Ended
(in millions of U.S. dollars)	April 2, 2022	April 3, 2021	Change	%Change
Revenue, net
Water Direct/Water Exchange	$59.0	$48.8	$10.2	21%
Water Refill/Water Filtration	8.7	7.9	0.8	10%
Other Water	16.4	15.4	1.0	6%
Water Dispensers	—	—	—	—
Other	44.9	40.8	4.1	10%
Revenue, net as reported	$129.0	$112.9	$16.1	14%
Foreign exchange impact	4.6	—	4.6	n/a
Revenue excluding foreign exchange impact	$133.6	$112.9	$20.7	18%

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.1 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through retailers and online at various price points. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 22-country footprint direct to the customer’s door, whether at home or to businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 23,000 locations, respectively. Primo also offers water filtration units across its 22-country footprint.

Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP (Generally Accepted Accounting Principles), Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange and the impact of the small-format single-use retail bottled water business in North America to separate the impact of these items from Primo’s results of operations. Primo also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing Primo’s performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo’s business, making strategic acquisitions, paying dividends, and strengthening the balance sheet. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of Q2 2022 and full year 2022 Adjusted EBITDA and 2024 Adjusted EBITDA are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Primo expects the variability of these factors to have a significant, and potentially unpredictable, impact on the Company’s future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on second quarter and full year 2022 revenue and Adjusted EBITDA and Primo’s multi-year growth algorithm), Primo’s planned exit from its single-use bottle retail water business in North America and its Russia business, and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

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Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and Primo’s strategy in response thereto on our business, financial condition and results of operations; Primo’s ability to compete successfully in the markets in which it operates; fluctuations in commodity prices and Primo’s ability to pass on increased costs to its customers or hedge against such rising costs, and the impact of those increased prices on its volumes; Primo’s ability to maintain favorable arrangements and relationships with its suppliers; Primo’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between currencies including the U.S. dollar, the British pound sterling, the Euro and the Canadian dollar; the impact on Primo’s financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at Primo’s manufacturing facilities; Primo’s ability to maintain access to its water sources; the impact of climate change on Primo’s business; Primo’s ability to protect its intellectual property; the seasonal nature of Primo’s business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Primo’s ability to fully realize the potential benefit of transactions or other strategic opportunities that it pursues; Primo’s ability to realize cost synergies of its acquisitions due to integration difficulties and other challenges; Primo’s exposure to intangible asset risk; Primo’s ability to meet its obligations under its debt agreements, and risks of further increases to its indebtedness; Primo’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates, which could increase Primo’s borrowing costs; Primo’s ability to recruit, retain and integrate new management; Primo’s ability to renew its collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Primo’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Primo operates; Primo’s ability to adequately address the challenges and risks associated with its international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; the impact on Primo’s tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws; disruptions in Primo’s information systems; Primo’s ability to securely maintain its customers’ confidential or credit card information, or other private data relating to Primo’s employees or the Company; Primo’s ability to maintain its quarterly dividend; or credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION		EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended
	April 2, 2022	April 3, 2021
Revenue, net	$526.1	$478.4
Cost of sales	226.5	213.9
Gross profit	299.6	264.5
Selling, general and administrative expenses	278.3	248.0
Loss on disposal of property, plant and equipment, net	1.7	2.1
Acquisition and integration expenses	4.3	1.3
Operating income	15.3	13.1
Other expense (income), net	2.7	(0.4)
Interest expense, net	16.9	19.0
Loss before income taxes	(4.3)	(5.5)
Income tax expense	2.4	4.7
Net loss	$(6.7)	$(10.2)

Net loss per common share

Basic	$(0.04)	$(0.06)
Diluted	$(0.04)	$(0.06)

Weighted average common shares outstanding (in thousands)
Basic	160,928	160,634
Diluted	160,928	160,634

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PRIMO WATER CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	April 2, 2022	January 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$98.0	$128.4
Accounts receivable, net of allowance of $21.4 ($20.8 as of January 1, 2022)	270.5	261.6
Inventories	105.2	94.6
Prepaid expenses and other current assets	31.3	25.2
Total current assets	505.0	509.8
Property, plant and equipment, net	710.6	718.1
Operating lease right-of-use-assets	173.0	177.4
Goodwill	1,317.7	1,321.4
Intangible assets, net	944.1	969.8
Other long-term assets, net	29.4	26.9
Total assets	$3,679.8	$3,723.4
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$225.8	$222.1
Current maturities of long-term debt	17.1	17.7
Accounts payable and accrued liabilities	424.7	437.7
Current operating lease obligations	33.6	32.3
Total current liabilities	701.2	709.8
Long-term debt	1,307.4	1,321.1
Operating lease obligations	142.8	148.7
Deferred tax liabilities	159.3	158.8
Other long-term liabilities	64.6	64.9
Total liabilities	2,375.3	2,403.3
Shareholders' Equity
Common shares, no par value - 161,075,550 (January 1, 2022 - 160,732,552) shares issued	1,291.6	1,286.9
Additional paid-in-capital	83.9	85.9
(Accumulated deficit) retained earnings	(1.8)	16.4
Accumulated other comprehensive loss	(69.2)	(69.1)
Total shareholders' equity	1,304.5	1,320.1
Total liabilities and shareholders' equity	$3,679.8	$3,723.4

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PRIMO WATER CORPORATION		EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended
	April 2, 2022	April 3, 2021

Cash flows from operating activities:
Net loss	$(6.7)	$(10.2)
Adjustments to reconcile net loss to cash flows from operating activities of continuing operations:
Depreciation and amortization	61.2	53.1
Amortization of financing fees	0.9	0.8
Share-based compensation expense	3.3	2.4
Provision for deferred income taxes	1.6	3.6
Gain on sale of business	(0.4)	—
Loss on disposal of property, plant and equipment, net	1.7	2.1
Other non-cash items	2.1	0.2
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11.9)	(9.7)
Inventories	(11.1)	3.2
Prepaid expenses and other current assets	(6.2)	(2.2)
Other assets	(0.7)	0.1
Accounts payable and accrued liabilities and other liabilities	(10.2)	(14.7)
Net cash provided by operating activities from continuing operations	23.6	28.7
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(0.3)	—
Additions to property, plant and equipment	(38.6)	(27.0)
Additions to intangible assets	(2.5)	(2.3)
Proceeds from sale of property, plant and equipment	0.4	0.1
Other investing activities	0.5	—
Net cash used in investing activities from continuing operations	(40.5)	(29.2)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(4.5)	(3.4)
Issuance of common shares	1.2	1.0
Common shares repurchased and canceled	(1.8)	(3.1)
Financing fees	—	(0.7)
Dividends paid to common shareholders	(11.3)	(9.7)
Payment of deferred consideration for acquisitions	(0.1)	(1.7)
Other financing activities	3.9	5.2
Net cash used in financing activities from continuing operations	(12.6)	(12.4)
Cash flows from discontinued operations:
Operating activities of discontinued operations	—	0.8
Investing activities of discontinued operations	—	—
Financing activities of discontinued operations	—	—
Net cash provided by discontinued operations	—	0.8
Effect of exchange rate changes on cash	(0.9)	(0.8)
Net decrease in cash, cash equivalents and restricted cash	(30.4)	(12.9)
Cash and cash equivalents and restricted cash, beginning of period	128.4	115.1
Cash and cash equivalents and restricted cash, end of period	$98.0	$102.2

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PRIMO WATER CORPORATION				EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, except percentage amounts)
Unaudited
	For the Three Months Ended April 2, 2022
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$278.3	$59.0	$—	$337.3
Water Refill/Water Filtration	42.2	8.7	—	50.9
Other Water	34.0	16.4	—	50.4
Water Dispensers	14.2	—	—	14.2
Other	28.4	44.9	—	73.3
Total	$397.1	$129.0	$—	$526.1

Gross profit	$232.0	$67.6	$—	$299.6
Gross margin %	58.4%	52.4%	—%	56.9%
Selling, general and administrative expenses	$199.7	$69.4	$9.2	$278.3
SG&A % of revenue	50.3%	53.8%	—%	52.9%
Operating income (loss)	$28.3	$(3.2)	$(9.8)	$15.3
Depreciation and amortization	$45.3	$15.5	$0.4	$61.2

	For the Three Months Ended April 3, 2021
	North America	Rest of World	All Other	Total
Revenue, net
Water Direct/Water Exchange	$238.8	$48.8	$—	$287.6
Water Refill/Water Filtration	45.1	7.9	—	53.0
Other Water	40.9	15.4	—	56.3
Water Dispensers	15.0	—	—	15.0
Other	25.7	40.8	—	66.5
Total	$365.5	$112.9	$—	$478.4

Gross profit	$204.5	$60.0	$—	$264.5
Gross margin %	56.0%	53.1%	—%	55.3%
Selling, general and administrative expenses	$175.8	$63.3	$8.9	$248.0
SG&A % of revenue	48.1%	56.1%	—%	51.8%
Operating income (loss)	$26.1	$(3.6)	$(9.4)	$13.1
Depreciation and amortization	$37.8	$14.9	$0.4	$53.1

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PRIMO WATER CORPORATION				EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended April 2, 2022
	North America	Rest of World	All Other	Primo
Change in revenue	$31.6	$16.1	$—	$47.7
Impact of foreign exchange (a)	$—	$4.6	$—	$4.6
Change excluding foreign exchange	$31.6	$20.7	$—	$52.3
Percentage change in revenue	8.6%	14.3%	—%	10.0%
Percentage change in revenue excluding foreign exchange	8.6%	18.3%	—%	10.9%

	For the Three Months Ended April 2, 2022
	North America	Rest of World	All Other	Primo
Change in gross profit	$27.5	$7.6	$—	$35.1
Impact of foreign exchange (a)	$—	$2.8	$—	$2.8
Change excluding foreign exchange	$27.5	$10.4	$—	$37.9
Percentage change in gross profit	13.4%	12.7%	—%	13.3%
Percentage change in gross profit excluding foreign exchange	13.4%	17.3%	—%	14.3%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

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PRIMO WATER CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	For the Three Months Ended
	April 2, 2022	April 3, 2021

Net loss	$(6.7)	$(10.2)
Interest expense, net	16.9	19.0
Income tax expense	2.4	4.7
Depreciation and amortization	61.2	53.1
EBITDA	$73.8	$66.6

Acquisition and integration costs (a)	4.3	1.3
Share-based compensation costs (b)	3.3	2.4
COVID-19 costs (c)	—	0.7
Foreign exchange and other losses (gains), net (d)	3.9	(0.1)
Loss on disposal of property, plant and equipment, net (e)	1.7	2.1
Other adjustments, net (f)	0.9	3.2
Adjusted EBITDA	$87.9	$76.2

Revenue, net	$526.1	$478.4
Adjusted EBITDA margin %	16.7%	15.9%

		For the Three Months Ended
	Location in Consolidated Statements of Operations	April 2, 2022	April 3, 2021
		(Unaudited)
(a) Acquisition and integration costs	Acquisition and integration expenses	$4.3	$1.3
(b) Share-based compensation costs	Selling, general and administrative expenses	3.3	2.4
(c) COVID-19 costs	Selling, general and administrative expenses	—	0.7
(d) Foreign exchange and other losses (gains), net	Other expense (income), net	3.9	(0.1)
(e) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.7	2.1
(f) Other adjustments, net	Other expense (income), net	(1.3)	(0.3)
	Selling, general and administrative expenses	2.2	3.5

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Press Release

PRIMO WATER CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	April 2, 2022	April 3, 2021

Net cash provided by operating activities from continuing operations	$23.6	$28.7
Less: Additions to property, plant, and equipment	(38.6)	(27.0)
Less: Additions to intangible assets (a)	(2.5)	(2.3)
Free Cash Flow	$(17.5)	$(0.6)

Acquisition and integration cash costs	5.0	4.9
COVID-19 related cash costs	—	1.0
Deferred payroll tax related cash costs - government programs	—	0.4
Adjusted Free Cash Flow	$(12.5)	$5.7

(a) Prior period has been recast to include additions to intangible assets

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Press Release

PRIMO WATER CORPORATION		EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	For the Three Months Ended
	April 2, 2022	April 3, 2021
Net loss (as reported)	$(6.7)	$(10.2)

Adjustments:
Amortization expense of customer lists	12.9	12.2
Acquisition and integration costs	4.3	1.3
Share-based compensation costs	3.3	2.4
COVID-19 costs	—	0.7
Foreign exchange and other losses (gains), net	3.9	(0.1)
Other adjustments, net	0.9	3.2
Tax impact of adjustments (a)	(4.7)	(0.2)
Adjusted net income	$13.9	$9.3

Earnings Per Share (as reported)
Net loss	$(6.7)	$(10.2)

Basic EPS	$(0.04)	$(0.06)
Diluted EPS	$(0.04)	$(0.06)
Weighted average common shares outstanding (in thousands)
Basic	160,928	160,634
Diluted	160,928	160,634

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income (Non-GAAP)	$13.9	$9.3

Adjusted diluted EPS (Non-GAAP)	$0.09	$0.06

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	162,005	162,521

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 1,077 and 1,887 for the three months ended April 2, 2022 and April 3, 2021, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.

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Press Release

PRIMO WATER CORPORATION - RUSSIA BUSINESS	EXHIBIT 9
SUPPLEMENTARY INFORMATION-NON-GAAP-FY 2021 ADJUSTED EBITDA
(in millions of U.S. dollars)
Unaudited

FY 2021

Net Income	$1.0
Income tax expense	0.2
Depreciation and amortization	1.9
Other adjustments, net	0.1
Adjusted EBITDA	$3.2

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